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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To USA Waste Services, Inc.:


     We consent to the inclusion in and incorporation by reference into this registration statement of USA Waste Services, Inc. on Amendment No. 2 to Form S-4 of our report dated March 10, 1995, on our audits of the consolidated financial statements of USA Waste Services, Inc. included in this registration statement and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1994, as amended on Form 10-K/A (Amendment No. 1). We also consent to the reference to our firm under the caption "Experts."


                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas

May 18, 1995